EXHIBIT 99.1
Upland Software Reports Fourth Quarter and Full Year 2020 Financial Results
February 24, 2021, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the fourth quarter and full year of 2020 and issued guidance for its first quarter and full year of 2021.

Fourth Quarter 2020 Financial Highlights

•Total revenue was $78.2 million, an increase of 18% from $66.1 million in the fourth quarter of 2019.
•Subscription and support revenue was $74.9 million, an increase of 27% from $59.1 million in the fourth quarter of 2019.
•GAAP net loss was $5.7 million, or a loss of $0.19 cents per share, compared to a GAAP net loss of $19.9 million, or a loss of $0.80 cents per share, in the fourth quarter of 2019.
•Adjusted EBITDA was $26.6 million, or 34% of total revenue, an increase of 7% from $25.0 million, or 38% of total revenue, in the fourth quarter of 2019.
•GAAP operating cash flow was $21.5 million, an increase from $7.0 million of GAAP operating cash flow in the fourth quarter of 2019. Free cash flow was $21.2 million, an increase from $6.7 million of free cash flow in the fourth quarter of 2019.
•Cash on hand as of the end of the fourth quarter of 2020 was $250.0 million.

Full Year 2020 Financial Highlights

•Total revenue was $291.8 million, an increase of 31% from $222.6 million in 2019.
•Subscription and support revenue was $277.5 million, an increase of 36% from $203.9 million in 2019.
•GAAP net loss was $51.2 million, or a loss of $1.92 cents per share, compared to a GAAP net loss of $45.4 million, or a loss of $1.96 cents per share, in 2019.
•Adjusted EBITDA was $99.9 million, or 34% of total revenue, an increase of 21% from $82.5 million, or 37% of total revenue, in 2019.
•GAAP operating cash flow was $35.6 million, an increase from $12.1 million of GAAP operating cash flow in 2019. Free cash flow was $34.5 million, an increase from $11.0 million of free cash flow in 2019.

"Q4 was a strong close to a year that demonstrated the strength and resilience of Upland’s business,” said Jack McDonald, Upland’s chairman and chief executive officer. “We posted record organic growth, and free cash flow and, after the end of the quarter, we announced the acquisition of Second Street, restarting our M&A engine,” he added. “Our acquisition pipeline is robust, and our acquisition program is self-sustaining as our free cash flow and financial resources mean we are no longer dependent on the equity capital markets.”

Fourth Quarter Business Highlights

•Posted a strong 94% net dollar retention rate.
•Expanded relationships with 242 existing customers, 55 of which were major expansions. We also welcomed 111 new customers to Upland in Q4, including 38 new major customers.
•Focused on enhanced security features and customer collaboration, with five major releases and 11 feature packs across Upland's product portfolio. For example: in our Project & IT Management product suite, we expanded our Microsoft Teams integration to accelerate cross-team collaboration and communication for our users; and in our Document Workflow product suite, we announced new capabilities and integrations focused on in-demand security features, such as single sign-on.
•After the close of the quarter, closed the acquisition of Second Street, expanding our audience engagement platform within our CXM Cloud.
•Continued investment in go-to-market initiatives, including establishing the Global Account sales team focused on our top 175 customers in key industries like Financial Services, Healthcare, CPG, and High Tech, building a new, centralized lead generation Sales Development team, and, after the close of the quarter, launching a refreshed brand and streamlined website.

Business Outlook

For the quarter ending March 31, 2021, Upland expects reported total revenue to be between $70.6 and $74.6 million, including subscription and support revenue between $67.6 and $70.6 million, for growth in recurring revenue of 8% at the mid-point over the quarter-ended March 31, 2020. First quarter 2021 Adjusted EBITDA is expected to be between $21.6 and $23.6 million, for an Adjusted EBITDA margin of 31% at the mid-point, representing a reduction of 8% at the mid-point over the quarter-ended March 31, 2020, reflecting our incremental investment in our sales headcount and related lead generation activities.

For the full year ending December 31, 2021, Upland expects reported total revenue to be between $288.6 and $300.6 million, including subscription and support revenue between $276.3 and $286.3 million, for growth in recurring revenue of 1% at the mid-point over the year ended December 31, 2020. Full year 2021 Adjusted EBITDA is expected to be between $90.8 and $96.8 million, for an Adjusted EBITDA margin of 32% at the mid-point, representing a reduction of 6% at the mid-point over the year ended December 31, 2020, reflecting our incremental investment in our sales headcount and related lead generation activities.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-866-270-1533 in the United States or +1-412-317-0797 if outside the United States, using the conference identification number: 10151107. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements.

Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$74,922	$59,109	$277,504	$203,866
Perpetual license	621	3,531	1,884	5,738
Total product revenue	75,543	62,640	279,388	209,604
Professional services	2,704	3,426	12,390	13,033
Total revenue	78,247	66,066	291,778	222,637
Cost of revenue:
Subscription and support	25,179	18,891	89,880	61,465
Professional services	1,811	2,182	8,566	7,652
Total cost of revenue	26,990	21,073	98,446	69,117
Gross profit	51,257	44,993	193,332	153,520
Operating expenses:
Sales and marketing	11,566	11,490	46,077	35,170
Research and development	9,623	8,501	39,002	29,037
General and administrative	16,877	13,845	68,072	48,077
Depreciation and amortization	9,494	8,455	36,919	25,885
Acquisition-related expenses	2,562	15,213	27,075	39,657
Total operating expenses	50,122	57,504	217,145	177,826
Income (loss) from operations	1,135	(12,511)	(23,813)	(24,306)
Other expense:
Interest expense, net	(7,935)	(6,434)	(31,529)	(22,313)
Loss on debt extinguishment	—	—	—	(2,317)
Other income (expense), net	708	(1,559)	(111)	(3,240)
Total other expense	(7,227)	(7,993)	(31,640)	(27,870)
Loss before benefit from income taxes	(6,092)	(20,504)	(55,453)	(52,176)
Benefit from income taxes	423	639	4,234	6,805
Net loss	$(5,669)	$(19,865)	$(51,219)	$(45,371)
Net loss per common share, basic and diluted	$(0.19)	$(0.80)	$(1.92)	$(1.96)
Weighted-average common shares outstanding, basic and diluted	29,403,603	24,726,132	26,632,116	23,099,549

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$250,029	$175,024
Accounts receivable, net of allowance	44,472	50,938
Deferred commissions, current	5,784	3,059
Unbilled receivables	4,561	5,111
Prepaid and other	12,694	4,748
Total current assets	317,540	238,880
Tax credits receivable	2,427	4,186
Property and equipment, net	2,778	3,917
Operating lease right-of-use asset	10,124	8,056
Intangible assets, net	279,975	282,727
Goodwill	383,598	346,134
Deferred commissions, noncurrent	12,962	8,763
Other assets	1,816	4,165
Total assets	$1,011,220	$896,828
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,395	$5,904
Accrued compensation	8,138	11,559
Accrued expenses and other current liabilities	13,438	15,344
Deferred revenue	87,552	76,558
Due to sellers	416	14,276
Operating lease liabilities, current	3,315	2,533
Current maturities of notes payable	3,166	3,193
Total current liabilities	121,420	129,367
Notes payable, less current maturities	518,437	521,881
Deferred revenue, noncurrent	1,587	496
Operating lease liabilities, noncurrent	8,387	5,862
Noncurrent deferred tax liability, net	24,092	25,685
Interest rate swap liabilities	30,032	—
Other long-term liabilities	650	676
Total liabilities	704,605	683,967
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	515,219	345,127
Accumulated other comprehensive loss	(26,234)	(1,223)
Accumulated deficit	(182,373)	(131,046)
Total stockholders’ equity	306,615	212,861
Total liabilities and stockholders’ equity	$1,011,220	$896,828

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(5,669)	$(19,865)	$(51,219)	$(45,371)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,073	10,899	47,164	34,621
Deferred income taxes	(4,187)	1,744	(7,533)	(9,432)
Amortization of deferred costs	1,512	921	4,684	3,476
Foreign currency re-measurement loss	(39)	(97)	272	58
Non-cash interest and other expense	564	419	2,233	1,398
Non-cash stock compensation expense	10,429	7,038	41,692	25,754
Non-cash loss on divestiture of assets	—	1,988	—	1,988
Non-cash loss on retirement of fixed assets	162	—	635	—
Non-cash loss on debt extinguishment	—	—	—	2,317
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(2,785)	(3,245)	10,355	3,160
Prepaids and other	1,511	(1,252)	(8,582)	(5,532)
Accounts payable	(1,299)	830	(3,081)	(73)
Accrued expenses and other liabilities	964	884	(7,825)	(4,153)
Deferred revenue	8,232	6,758	6,825	3,865
Net cash provided by operating activities	21,468	7,022	35,620	12,076
Investing activities
Purchase of property and equipment	(281)	(317)	(1,114)	(1,040)
Purchase of customer relationships	—	(258)	(201)	(696)
Purchase business combinations, net of cash acquired	(4)	(110,254)	(67,655)	(216,025)
Net cash used in investing activities	(285)	(110,829)	(68,970)	(217,761)
Financing activities
Payments on finance leases	(2)	(30)	(88)	(529)
Proceeds from notes payable, net of issuance costs	(134)	243,360	(303)	625,666
Payments on notes payable	(1,350)	(60,350)	(5,400)	(383,568)
Taxes paid related to net share settlement of equity awards	1	(6,551)	(2,139)	(12,659)
Issuance of common stock, net of issuance costs	365	2	130,539	151,551
Additional consideration paid to sellers of businesses	(3,058)	(10,807)	(14,710)	(16,693)
Net cash provided by financing activities	(4,178)	165,624	107,899	363,768
Effect of exchange rate fluctuations on cash	52	(99)	456	203
Change in cash and cash equivalents	17,057	61,718	75,005	158,286
Cash and cash equivalents, beginning of period	232,972	113,306	175,024	16,738
Cash and cash equivalents, end of period	$250,029	$175,024	$250,029	$175,024

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(5,669)	$(19,865)	$(51,219)	$(45,371)
Add:
Depreciation and amortization expense	12,073	10,899	47,164	34,621
Interest expense, net	7,935	6,434	31,529	22,313
Other expense (income), net	(708)	1,559	111	3,240
Loss on debt extinguishment	—	—	—	2,317
Benefit from income taxes	(423)	(639)	(4,234)	(6,805)
Stock-based compensation expense	10,429	7,038	41,692	25,754
Acquisition-related expense	2,562	15,213	27,075	39,657
Purchase accounting deferred revenue discount	404	4,336	7,785	6,794
Adjusted EBITDA	$26,603	$24,975	$99,903	$82,520

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of net loss to non-GAAP net income:
Net loss	$(5,669)	$(19,865)	$(51,219)	$(45,371)
Add:
Stock-based compensation expense	10,429	7,038	41,692	25,754
Amortization of purchased intangibles	11,350	10,342	44,937	32,395
Amortization of debt discount	563	421	2,232	1,400
Non-cash loss on divestiture of assets	—	1,988	—	1,988
Acquisition-related expense	2,562	15,213	27,075	39,657
Loss on debt extinguishment	—	—	—	2,317
Purchase accounting deferred revenue discount	404	4,336	7,785	6,794
Tax effect of adjustments above	(1,233)	(2,409)	(5,671)	(6,213)
Non-GAAP net income	$18,406	$17,064	$66,831	$58,721

Weighted average ordinary shares outstanding, basic	29,403,603	24,726,132	26,632,116	23,099,549
Weighted average ordinary shares outstanding, diluted	30,275,963	25,465,083	27,159,114	23,906,901
Non-GAAP earnings per share, basic	$0.63	$0.69	$2.51	$2.54
Non-GAAP earnings per share, diluted	$0.61	$0.67	$2.46	$2.46

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$21,468	$7,022	$35,620	$12,076
Less: Purchase of Property and Equipment	(281)	(317)	(1,114)	(1,040)
Free Cash Flow	$21,187	$6,705	$34,506	$11,036

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$439	$237	$1,951	$1,000
Research and development	752	673	3,391	2,310
Sales and marketing	1,035	531	3,450	1,543
General and administrative	8,203	5,597	32,900	20,901
Total	$10,429	$7,038	$41,692	$25,754

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Depreciation:
Cost of revenue	$17	$118	$170	$834
Operating expense	706	439	2,057	1,392
Total	$723	$557	$2,227	$2,226

Amortization:
Cost of revenue	$2,562	$2,325	$10,075	$7,903
Operating expense	8,788	8,017	34,862	24,492
Total	$11,350	$10,342	$44,937	$32,395